Exhibit 10.40A
Description of Amendment
to the
CHS Strategic Leadership Team 2018 Retention Award Document

In light of the COVID-19 pandemic and its potential impact on CHS’s business and financial performance for the year ending August 31, 2021, and the economy in general, and based upon the recommendation of the Governance Committee of the Board of Directors and the request of the eligible members of the Strategic Leadership Team, in November 2020, the Board of Directors modified the terms of the 2018 Strategic Leadership Team Retention Award (the Award) to provide that the Award will be earned only if the applicable participant continues active employment with CHS through January 1, 2022 (Award Earning Period), rather than through January 1, 2021; provided, however, that if the applicable participant’s employment with CHS ends voluntarily or involuntarily for a reason unrelated to misconduct between January 1, 2021, and January 1, 2022, the participant will earn and be paid the Award; provided, further, that, notwithstanding the foregoing, Awards will be earned and payable only upon the expiration of the Award Earning Period and no participant will be deemed to have earned any Award until the expiration of the Award Earning Period.